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                                                                    EXHIBIT 23.1

                         CONSENT OF INDEPENDENT AUDITORS


We consent to the use of our audit report dated November 8, 1999 (Except as to Note 16, which is as of January 14, 2000) with respect to the consolidated financial statements of Magna Entertainment Corp. in the Registration Statement on Form S-1 of Magna Entertainment Corp. for the registration of its shares of Class A Subordinate Voting Stock.

Our audits also included the financial statement schedule of Magna Entertainment Corp. listed in item 16(b). This schedule is the responsibility of the Company's management. Our responsibility is to express an opinion based on our audits. In our opinion, the financial statement schedule referred to above, when considered in relation to the basic financial statements taken as a whole, presents fairly in all material respects the information set forth therein.



February 14, 2000                                  Ernst & Young LLP
Los Angeles, California                            Certified Public Accountants